Exhibit 10.173

VG LIFE SCIENCES INC.

UNSECURED REVOLVING CREDIT NOTE

Effective Date: April 13, 2015

FOR VALUE RECEIVED, VG Life Sciences Inc., whose address is 121 Gray Avenue, Suite 200, Santa Barbara, CA 93101-1800, (“Borrower”), promises to pay to or to the order of MedBridge Development Company, LLC, whose address is 121 Gray Avenue, Suite 200, Santa Barbara, CA 93101-1800, (“Lender”), and its successors and assigns, in lawful money of the United States of America, those amounts that are unpaid, due and payable to Lender pursuant to this unlimited Unsecured Revolving Credit Note (the “Note”). No additional amounts may be tendered hereunder except for amounts due under this Note. The amount that may be borrowed by Borrower from Lender pursuant to this Note is not limited. This Note and all schedules and exhibits attached thereto are hereinafter referred to as the Transaction Documents.

1.	Payment and Advance Terms.
(a)	Payment and Advance Terms. Borrower shall pay to Lender the entire principal balance under this Note on or before April 15, 2018 (the “Maturity Date”). Borrower shall pay all amounts due under this Note in lawful money of the United States of America and without set-off, deduction, demand or notice. On or before the Maturity date, from time to time Lender may offer, and Borrower may accept, advances in cash, in kind, via tender of other debts of Borrower held by Lender, or other form. Any advances shall be added to the then outstanding principal hereunder and interest shall accrue on such advances from the date they are received by Borrower.
(b)	Exchange of Loan Obligation. All or any portion of the then outstanding principal of this Note (“Exchanged Amount”) may be exchanged for shares of Borrower’s common stock (“Shares”) at the election of the Lender at any time prior to the Maturity Date by giving written notice in the form attached as Annex A. In exchange for each $1 of the Exchanged Amount so exchanged, Lender shall receive a number of Shares equal to the Exchanged Amount divided by the Exchange Price. The Exchange Price shall be equal to the volume-weighted average closing price of the Borrower’s common stock for the 20 trading days immediately prior to the date of notice by Lender (the “Exchange Date”) as reported on the NASD OTCBB, Pinksheets, or other market where Borrower’s common stock is then quoted for trading, provided that in the event no such quoted market exists, the Exchange Price shall be determined according to an independent appraisal ratified by the disinterested members of the Borrower’s board of directors, or if there are no disinterested members then the board acting unanimously. An election made by the Lender to exchange amounts owed hereunder for Shares cannot be revoked by Lender without the written consent of Borrower. The Borrower shall issue and deliver to the Lender the Shares within 5 business days of receiving notice from Lender. Should such Notice of Conversion represent all of the remaining obligations due hereunder, Lender shall deliver to Borrower the original Note marked “paid in full.”
(c)	Mandatory Conversion. Any unpaid principal due hereunder upon the Maturity Date shall automatically be exchanged for Shares upon the terms described in Section 1(b) above using the Maturity Date as the Exchange Date, without requiring the additional consent of Lender or Borrower.

(d)          Warrant. Upon payment of all Principal and other amounts that may be owing under this Note, including mandatory conversion at Maturity Date under Section 1(c), Borrower shall deliver to Lender a Warrant in a form substantially similar to the attached Exhibit B.

2.	Interest. All unpaid principle balances under this Note shall bear interest (the “Interest Rate”) at a rate equal to five-percent (5%) per annum. Interest shall be computed on the actual number of days elapsed (including the first day but excluding the last day) on the basis of a three hundred sixty-five (365) day year. Interest shall be payable on the Maturity Date.
3.	Application of Payments. Payments will be applied first to any costs and expenses (including reasonable attorneys' fees) incurred by Lender in connection with the collection of amounts owing pursuant to this Note, and then to reduction of principal. All payments shall be made to Lender at the above-specified address until receipt of notice from Lender to the contrary.
4.	Default Rate. Upon the occurrence of an Event of Default, Lender shall be entitled to receive, and Borrower shall pay to Lender, interest on the outstanding principal balance and any other advances or charges advanced by Lender at a per annum rate equal to the lesser of (a) twelve percent (12%), or (b) the maximum interest rate which Borrower may by law pay (the “Default Rate”). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which due and owing under this Note are paid in full. The preceding sentence, however, shall not be construed as an agreement or privilege to extend the date of the any payment due hereunder, or as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.
5.	Prepayment. Borrower shall have the right to prepay this Note in whole or in part by providing 30 calendar days advance written notice to Lender. During this period and until the end of the 30 day notice period, Lender may at its sole discretion elect to exercise the exchange rights provided for in Section 1 (b) herein.
6.	Security Interest. This Note is unsecured.
7.	Default. Any one of the following occurrences shall constitute an “Event of Default” under this Unsecured Revolving Credit Note provided that Lender shall be required to give written notice of same:
(a)	The failure of Borrower to repay all outstanding principal or accrued interest on or before the Maturity Date;
(b)	The failure of Borrower to promptly perform any obligation of Borrower under or the existence of an Event of Default as defined in any Transaction Document within thirty (30) days of notice from Lender; or
(c)	Borrower becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within sixty (60) consecutive days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within sixty (60) consecutive days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by or against Borrower; if any order for relief is entered relating to any of the foregoing proceedings; if Borrower shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Borrower shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing.

8.	Remedies. Upon the happening and during the continuation of any Event of Default, (i) Lender may, at its sole option, declare the entire principal immediately due and payable in full; (ii) interest shall accrue on all amounts due hereunder at the Default Rate until paid in full or such Event of Default is cured; and (iii) Lender shall have and may exercise any and all rights and remedies available hereunder, at law and in equity, together with any and all rights and remedies provided in any Transaction Document. The acceptance of any installment or payment after the occurrence of an Event of Default or event giving rise to the right of acceleration provided for herein shall not constitute a waiver of such right of acceleration with respect to such Event of Default or event or any subsequent Event of Default. The remedies of Lender, as provided herein or in any Transaction Document, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefore shall arise. Any act, omission or commission of Lender, including, specifically, any failure to exercise any right, remedy or recourse, shall be released and be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.
9.	Collection Costs. If one or more Events of Default (or any event which with notice or passage of time or both would constitute an Event of Default) hereunder shall occur and continues, Borrower promises to pay all collection costs, including but not limited to all reasonable attorneys' fees, court costs, and expenses of every kind, incurred by Lender in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto (including costs and reasonable attorneys’ fees on any appeals or in any bankruptcy proceedings).
10.	Miscellaneous.
(a)	Successors and Assigns. This Note inures to the benefit of Lender and its successors or assigns, and binds Borrower, and its respective permitted successors and assigns, and the words “Lender” and “Borrower” whenever occurring herein shall be deemed and construed to include such respective successors and assigns.
(b)	Severability. Any term or provision of this Note that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation or in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision of this Note is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

(c)	Waiver. To the fullest extent permitted by law, Borrower hereby waives all valuation and appraisement privileges, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, bringing of suit, lack of diligence or delays in collection or enforcement of this Note and notice of the intention to accelerate, the release of any liable party, the release of any security for the indebtedness evidenced hereby, and any other indulgence or forbearance, and is and shall be directly and primarily liable for the amount of all sums owing and to be owed hereon, and agrees that this Note and any or all payments coming due hereunder may be extended or renewed from time to time without in any way affecting or diminishing Borrower's liability hereunder.
(d)	Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be delivered (a) by personal delivery, with receipt acknowledged; (b) by telecopier or electronic mail (with original copy to follow as set forth herein); (c) by reputable overnight commercial courier service; or (d) by United States registered or certified mail, return receipt requested, postage prepaid, to the parties at the addresses as set forth at the first of this Note (subject to the right of a party to designate a different address for itself by notice similarly given). Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.
(e)	Entire Agreement. This Note (together with the Transaction Documents) contains the entire agreement between the parties with respect to the subject matter hereof and thereof.
(f)	Modification of Agreement. This Note may not be modified, altered or amended, except by an agreement in writing signed by both Borrower and Lender.
(g)	Releases by Borrower. Borrower hereby releases Lender from all technical and procedural errors, defects and imperfections whatsoever in enforcing the remedies available to Lender upon a default by Borrower hereunder.
(h)	Remedies Not Exclusive. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy or remedies available to Lender under this Note, at law, in equity or by statute, and each and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.
(i)	Governing Law. This Note shall be governed by and construed under the laws of the State of California without giving effect to the choice of law provisions thereof.
(j)	Consent to Jurisdiction. Borrower hereby consents that any action or proceeding against it may be commenced and maintained in any Federal or state court sitting in Los Angeles County, California, and that such courts shall have jurisdiction with respect to the subject matter hereof and the person of Borrower and the collateral securing Borrower’s obligations hereunder.
(k)	Time of Essence. Time is of the essence of this Note and all of the obligations hereunder.
(l)	Headings. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

(m)	Waiver of Jury Trial. BORROWER AND LENDER, TO THE FULL EXTENT PERMITTED BY LAW, EACH HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES, RELINQUISHES AND FOREVER FORGOES HEREBY THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY EITHER OF THEM AGAINST THE OTHER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH THIS UNSECURED REVOLVING CREDIT NOTE, OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, SUCH PERSON’S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH SUCH PERSON), IN CONNECTION WITH THIS NOTE , INCLUDING, WITHOUT LIMITATION, IN ANY COUNTERCLAIM WHICH BORROWER MAY BE PERMITTED TO ASSERT HEREUNDER OR WHICH MAY BE ASSERTED BY LENDER OR ITS AGENTS AGAINST BORROWER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THIS WAIVER BY BORROWER OF ITS RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR LENDER UNDER THIS UNSECURED REVOLVING CREDIT NOTE.
(n)	Unsecured Revolving Credit Note for Business or Commercial Purpose. BORROWER EXPRESSLY WARRANTS AND REPRESENTS TO LENDER THAT THIS UNSECURED REVOLVING CREDIT NOTE IS INTENDED FOR AND WILL BE USED FOR A BUSINESS OR COMMERCIAL PURPOSE AND THAT THIS NOTE IS NOT INTENDED FOR A CONSUMER, PERSONAL, FAMILY OR HOUSEHOLD PURPOSE.
(o)	Authority. Borrower (and the undersigned representative of Borrower, if any) represents and warrants that it has full power and authority to execute and deliver this Note, and the execution and delivery of this Note has been duly authorized and does not conflict with or constitute a default under any law, judicial order or other agreement affecting Borrower.
(p)	Assignment. Lender may assign, transfer, pledge or hypothecate any or all of this Note or the Shares acquirable upon exchange without Borrower’s consent.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note effective as of the date first above written.

BORROWER:

VG LIFE SCIENCES INC

By	John Tynan
John Tynan, President and CEO

EXHIBIT A

NOTICE OF CONVERSION

AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder

in order to Convert the Note)

The undersigned hereby irrevocably elects to convert the above Note into shares of Common Stock, no par value per share (the “Common Stock”), of VG Life Sciences, Inc. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
Date to Effect Conversion

Principal Amount of Notes to be Converted

Applicable Conversion Price

Signature

Name:

Address:

EXHIBIT B

WARRANT TO PURCHASE STOCK

Company: VG Life Sciences, Inc.

Number of Shares:

Class of Stock: Common

Initial Exercise Price Per Share:

Issue Date:

THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, MedBridge Development Company, LLC, a California limited liability company (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of VG Life Sciences, Inc. (the “Company” or “VGLS”) at the initial exercise price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.

ARTICLE 1. EXERCISE

1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise is substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holders shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant Section 1.4.

1.3 No Rights Shareholder. This Warrant does not entitle Holder to any voting rights as a shareholder of the company prior to the exercise hereof.

1.4 Fair Market Value. For purposes of Section 1.2, if the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company’s stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking or public accounting firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm  shall be paid by the company. In all other circumstances, such fees and expenses shall be paid by Holder.

1.5 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.6 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.7 Repurchase on Sale, Merger, or Consolidation of the Company.

1.7.1 “Acquisition”. For the purpose of this Warrant, “Acquisition” means (a) the closing of the sale, transfer or other disposition of all or substantially all of the VGLS’s assets, (b) the consummation of the merger or consolidation of VGLS with or into another entity (except a merger or consolidation in which the holders of capital stock of VGLS immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the voting power of the capital stock of VGLS or the surviving or acquiring entity), or any transaction or series of transactions to which VGLS is a party in which in excess of fifty percent (50%) of VGLS’s voting power is transferred, or (c) the exclusive license of all or substantially all of the intellectual property of VGLS to a third party.

1.7.2 Assumption of Warrant. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

1.7.3 Purchase Right. Notwithstanding the foregoing, at the election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (b) the aggregate Warrant Price of the Shares, but in no event less than zero.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Certificate of Incorporation upon the closing of a registered public offering of the Company’s common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant price shall be proportionately increased.

2.4 Adjustments for Diluting Issuances. The number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth in the Company’s Certificate of Incorporation with respect to issuance of securities for a price lower than certain prices specified in the Certificate of Incorporation.

2.5 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder’s rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant price of this Warrant is unchanged.

2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.7 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2 Notice of Certain Events. If the company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company’s securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; 2 in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

3.3 Information Rights. So long as the Holder holds this Warrant and /or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual financial statements of the Company.

3.4 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares shall be subject to the registration rights granted to any other holders of the Company’s common stock..

ARTICLE 4. MISCELLANEOUS.

4.1 Term. This Warrant is exercisable, in whole or in part, at any time and from time to time on or after the fourth anniversary of the Issue Date hereof and up to and including the fifth anniversary of the Issue Date.

4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable , directly or indirectly, upon conversion of the shares, if any) may not be transferred or assigned in whole or in part without compliance with limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonable requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.

4.4 Transfer Procedure. Subject to the provisions of Section 4.2, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the company for reissuance to the transferee(s) (and Holder if applicable).

4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant , the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

By: John P. Tynan
Title: President & CEO

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to convert the attached Warrant into in the manner specified in the Warrant. This conversion is exercised with respect to _______________________ of the Shares covered by the Warrant.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

________________________________________

(Name)

________________________________________

________________________________________

(Address)

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Date)	(Signature)